Exhibit 4.20

NUSTAR PIPELINE OPERATING PARTNERSHIP, L.P.

ISSUER

TRUSTEE

INDENTURE

DATED AS OF                                  ,

SUBORDINATED DEBT SECURITIES

RECONCILIATION AND TIE BETWEEN

TRUST INDENTURE ACT OF 1939 AND INDENTURE

TRUST INDENTURE

NOTE: This Reconciliation and Tie shall not, for any purpose, be deemed to be a part of this Indenture.

Trust Act Section		Indenture Indenture Section
§ 310 (a) (1)		609
§ 318 (a)		107
Section 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N/A
	(a)(4)	N/A
	a)(5)	7.10
	(b)	7.03;7.10
	(c)	N.A.
Section 311	(a)	7.11
	(b)	7.11
	(c)	N.A.
Section 312	(a)	5.01
	(b)	5.02
	(c)	5.02
Section 313	(a)	5.04
	(b)	5.04
	(c)	1.07
	(d)	5.04
Section 314	(a)(1)	5.03
	(a)(2)	5.03
	(a)(3)	5.03
	(a)(4)	4.05
	(b)	N.A.
	(c)(1)	1.09
	(c)(2)	1.09
	(c)(3)	N.A.
	(d)	N.A.
	(e)	1.09
	(f)	N.A.
Section 315	(a)	7.01
	(b)	6.07;1.07
	(c)	7.01
	(d)	7.01
	(e)	6.08
Section 316	(a)(last sentence)	1.01
	(a)(1)(A)	6.06
	(a)(1)(B)	6.06
	(a)(2)	9.01(f)
	(b)	6.04
	(c)	5.05
Section 317	(a)(1)	6.02
	(a)(2)	6.02

i

	(b)	4.04
Section 318	(a)	11
	(b)	N/A
	(c)	03; 1.11

v

Subordinated Indenture

INDENTURE dated as of                     ,     ,         , among NUSTAR PIPELINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “PARTNERSHIP”), and                             , a                              (this “TRUSTEE”).

WITNESSETH:

WHEREAS, NuStar Pipeline Company, LLC, a Delaware limited liability company (the “GENERAL PARTNER”), as the general partner of the Partnership, has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series in an unlimited aggregate principal amount (herein called the “DEBT SECURITIES”), as in this Indenture provided; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Partnership, in accordance with its terms, have been done;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Partnership and the Trustee hereby agree with each other, for the equal and proportionate benefit of the respective Holders from time to time of the Debt Securities or any series thereof, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 CERTAIN TERMS DEFINED.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any Indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force as of the date of original execution of this Indenture.

“BANKRUPTCY LAW” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“BOARD OF DIRECTORS” means the board of directors of the General Partner, or with respect to any determination or resolution required or permitted to be made hereunder, any duly authorized committee or subcommittee of such board or any directors or officers of the General Partner to whom such board of directors or such committee or subcommittee shall have delegated its authority to act hereunder. If the Partnership changes its form of entity to other than as limited partnership, the references to the board of directors of the General Partner shall mean the board of directors (or other comparable governing body) of the Partnership.

“BOARD RESOLUTION” means a copy of a resolution certified by the appropriate person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“BUSINESS DAY” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to close.

“CODE” means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

“COMMISSION” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“CORPORATE TRUST OFFICE OF THE TRUSTEE” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at                                                      , Attention:                                 .

“CURRENCY” means Dollars or Foreign Currency.

“DEBT” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money and any guarantee therefor.

“DEBT SECURITY” or “DEBT SECURITIES” has the meaning stated in the first recital of this Indenture and more particularly means any debt security or debt securities, as the case may be, of any series authenticated and delivered under this Indenture.

“DEFAULT” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“DEPOSITARY” means, unless otherwise specified by the Partnership pursuant to either Section 2.03 or 2.15, with respect to registered Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

“DESIGNATED SENIOR INDEBTEDNESS” means (i) any Senior Indebtedness of the Partnership which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $100 million and (ii) any other Senior Indebtedness designated, as provided in Section 2.03, in respect of any series of Debt Securities.

“DOLLAR” or “$” means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“DOLLAR EQUIVALENT” means, with respect to any monetary amount in a Foreign Currency, at any time for the determination thereof, the amount of Dollars obtained by converting such Foreign Currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable Foreign Currency as quoted by                      (unless another comparable financial institution is designated by the Partnership) in New York, New York at approximately 11:00 a.m. (New York time) on the date two business days prior to such determination.

“EQUITY INTERESTS” means:

(i) in the case of a corporation, corporate stock;

(ii) in the case of an association or a business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

(iv) any other interest or participation (howsoever designated) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

(v) all warrants, options or other rights to acquire any of the interests described in clauses (i) through (iv) above (but excluding any debt security that is convertible into, or exchangeable for, any of the interests described in clauses (i) through (iv) above).

“EVENT OF DEFAULT” has the meaning specified in Section 6.01.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, or any successor statute.

“FLOATING RATE SECURITY” means a Debt Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 2.03.

“FOREIGN CURRENCY” means a currency issued or adopted by the government of any country other than the United States or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“GENERAL PARTNER” means NuStar Pipeline Company, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Partnership.

“GLOBAL SECURITY” means with respect to any series of Debt Securities issued hereunder, a Debt Security that is executed by the Partnership and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and any Indentures supplemental hereto, or the applicable Board Resolution and set forth in an Officers’ Certificate, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due and interest rate or method of determining interest.

“HOLDER,” “HOLDER OF DEBT SECURITIES” or other similar terms mean, with respect to a Registered Security, the Registered Holder.

“INDENTURE” means this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented, and shall include the form and terms of particular series of Debt Securities as contemplated hereunder, whether or not a supplemental Indenture is entered into with respect thereto.

“ISSUER ORDER” means a written order of the Partnership, signed by the Chairman of the Board, President or any Vice President of the General Partner and by the Treasurer, Secretary, any Assistant Treasurer or any Assistant Secretary of the General Partner.

“LIEN” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security, claim, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to grant a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction, other than a precautionary financing statement respecting a Lien not intended as a security agreement.

“OFFICERS’ CERTIFICATE” means a certificate signed by the Chairman of the Board of Directors, President or any vice President of the General Partner and by the Treasurer, Secretary, any Assistant Treasurer or any Assistant Secretary of the General Partner. Each such certificate shall include the statements provided for in Section 1.09, if applicable.

“OPINION OF COUNSEL” means an opinion in writing signed by legal counsel for the Partnership (which counsel may be an employee of the Partnership or outside counsel for the Partnership). Each such opinion shall include the statements provided for in Section 1.09, if applicable.

“ORIGINAL ISSUE DISCOUNT DEBT SECURITY” means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration of the maturity thereof pursuant to Section 6.01.

“OUTSTANDING” when used with respect to any series of Debt Securities, means, as of the date of determination, all Debt Securities of that series theretofore authenticated and delivered under this Indenture, except:

(i) Debt Securities of that series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Debt Securities of that series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Partnership) in trust or set aside and segregated in trust by the Partnership (if the Partnership shall act as its own paying agent) for the holders of such Debt Securities; provided, that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Debt Securities of that series which have been paid pursuant to Section 2.09 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Partnership;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities owned by the Partnership or any other obligor upon the Debt Securities or any Subsidiary of the Partnership or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Partnership or any other obligor upon the Debt Securities or a Subsidiary of the Partnership or of such other obligor. In determining whether the Holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01. In determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Debt Security denominated in one or more Foreign Currencies or currency units that shall be deemed to be Outstanding for such purposes shall be the Dollar Equivalent, determined in the manner provided as contemplated by Section 2.03 on the date of original issuance of such Debt Security, of the principal amount (or, in the case of any Original Issue Discount Security, the Dollar Equivalent on the date of original issuance of such Security of the amount determined as provided in the preceding sentence above) of such Debt Security.

“PARENT PARTNERSHIP” means NuStar Pipeline Partners, L.P., a Delaware limited partnership, and its successors and assigns.

“PARTNERSHIP” means NuStar Pipeline Operating Partnership, L.P., a Delaware limited partnership, and, subject to the provisions of Article 10, shall also include its successors and assigns.

“PERSON” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PLACE OF PAYMENT” means, when used with respect to the Debt Securities of any series, the place or places where the principal of, and premium, if any, and interest on, the Debt Securities of that series are payable as specified pursuant to Section 2.03.

“REGISTERED HOLDER” means the Person in whose name a Registered Security is registered in the Debt Security Register (as defined in Section 2.07(a)).

“REGISTERED SECURITY” means any Debt Security registered as to principal and interest in the Debt Security Register (as defined in Section 2.07(a)).

“REGISTRAR” has the meaning set forth in Section 2.07(a).

“REPRESENTATIVE” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“RESPONSIBLE OFFICER” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee or any other officer of the Trustee performing functions similar to those performed by the persons who at the time shall be such officers, and any other officer of the Trustee to whom corporate trust matters are referred because of his knowledge of and familiarity with the particular subject.

“SECURITIES ACT” means the Securities Act of 1933, as amended, or any successor statute.

“SENIOR INDEBTEDNESS” means, unless otherwise provided with respect to the Debt Securities of a series as contemplated by Section 2.03, (i) all Debt of the Partnership or its Subsidiaries, whether currently outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such Debt, it is provided that such Debt is not superior in right of payment to the Debt Securities, in the case of the Partnership, or any guarantee of any Debt Security by any Subsidiary of the Partnership, in the case of a Subsidiary of the Partnership, or to other Debt which is pari passu with or subordinated to the Debt Securities, in the case of the Partnership, or any guarantee of any Debt Security by any Subsidiary of the Partnership, in the case of a Subsidiary of the Partnership, and (ii) any modifications, refunding, deferrals, renewals or extensions of any such Debt or securities, notes or other evidence of Debt issued in exchange for such Debt; provided that in no event shall “Senior Indebtedness” include (a) Debt evidenced by the Debt Securities or any guarantee of any Debt Security by any Subsidiary of the Partnership, (b) Debt of any of the Partnership or any Subsidiary of the Partnership which has guaranteed any Debt Security, in each case owed or owing to any Subsidiary of the Partnership, (c) Debt of any Subsidiary of the Partnership which has guaranteed any Debt Security owed or owing to the Partnership, (d) Debt owed or owing to trade creditors, (e) any liability for taxes owed or owing by the Partnership or any Subsidiary of the Partnership which has guaranteed any Debt Security or (f) Debt of any Subsidiary of the Partnership which has guaranteed any Debt Security in the event there is no series of Debt Securities Outstanding that is entitled to the benefits of such guarantee.

“STATED MATURITY” means, at any time, with respect to any installment of interest or principal on any series of Debt Securities, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such indebtedness or such later date as such documentation shall provide at that time, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“SUBSIDIARY” means, with respect to any Person:

(i) any corporation, association or other business entity of which more than 50% of the Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (whether general or limited) or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (y) the only general partners or managing members of which are such Person and/or one or more Subsidiaries of such Person (or any combination thereof) or (z) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership, limited liability company or joint venture, respectively.

“TRUST INDENTURE ACT” (except as herein otherwise expressly provided) means the Trust Indenture Act of 1939 as in force at the date of this Indenture as originally executed and, to the extent required by law, as amended, or any successor statute.

“TRUSTEE” initially means                                  and any other Person or Persons appointed as such from time to time pursuant to Section 7.08, and, subject to the provisions of Article VII, includes its or their successors and assigns. If at any time there is more than one such Person, “Trustee” as used with respect to the Debt Securities of any series shall mean the Trustee with respect to the Debt Securities of that series.

“UNITED STATES” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S. GOVERNMENT OBLIGATIONS” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, under clause (i) or (ii) above, are not callable or redeemable at the option of the issuers thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

“VOTING STOCK” of any Person as of any date means the Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (regardless of whether, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

“YIELD TO MATURITY” means the yield to maturity calculated at the time of issuance of a series of Debt Securities, or, if applicable, at the most recent redetermination of interest on such series and calculated in accordance with accepted financial practice.

SECTION 1.02 OTHER DEFINITIONS.

Term Section in which Defined

“DEFAULTED INTEREST”

“DESIGNATED CURRENCY”

“MANDATORY SINKING FUND PAYMENT”

“OPTIONAL SINKING FUND PAYMENT”

“SUBORDINATED DEBT SECURITIES

“SUCCESSOR COMPANY”

SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“INDENTURE SECURITIES” means the Debt Securities.

“INDENTURE SECURITY HOLDER” means a Holder.

“INDENTURE TO BE QUALIFIED” means this Indenture.

“INDENTURE TRUSTEE” or “INSTITUTIONAL TRUSTEE” means the Trustee.

“OBLIGOR” on this Indenture securities means the Partnership and any other obligor on the Debt Securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, reference to another statute or defined by rules of the Securities and Exchange Commission have the meanings assigned to them by such definitions.

SECTION 1.04 RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) “including” (in all of its forms) means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii) unless the contract otherwise requires, any references to an Article or a Section refers to an Article or a Section, respectively, of this Indenture;

(viii) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

(ix) if the applicable series of Debt Securities are subordinated pursuant to Article 12, unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt; and

(x) when used with references to the Debt Securities, the expression “of like tenor” refers to Debt Securities of the same series.

SECTION 1.05 SUCCESSORS AND ASSIGNS OF THE PARTNERSHIP BOUND BY THIS INDENTURE.

All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Partnership or the Trustee shall bind its successors and assigns, whether so expressed or not.

SECTION 1.06 ACTS OF BOARD, COMMITTEE OR OFFICER OF SUCCESSOR COMPANY VALID.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any Board Resolution, committee thereof or officer of the General Partner, as applicable, shall and may be done and performed with like force and effect by the like Board of Directors, committee thereof or officer of any Successor Company.

SECTION 1.07 REQUIRED NOTICES OR DEMANDS.

Except as otherwise expressly provided in this Indenture, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Partnership may be given or served by being deposited postage prepaid in a post office letter box in the United States addressed (until another address is filed by the Partnership with the Trustee) as follows: NuStar Pipeline Operating Partnership, L.P., 2330 North Loop 1604 West, San Antonio, Texas 78248, Attention:                                                  . Except as otherwise expressly provided in this Indenture, any notice, direction, request or demand by the Partnership or by any Holder to or upon the Trustee may be given or made, for all purposes, by being deposited, postage prepaid, in a post office letter box in the United States addressed to the Corporate Trust Office of the Trustee initially at                                                              , Attention: [Corporate Trust Administration]. The Partnership or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice required or permitted to a Registered Holder by the Partnership or the Trustee pursuant to the provisions of this Indenture shall be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Debt Security Register. Any report pursuant to Section 313 of the Trust Indenture Act shall be transmitted in compliance with subsection (c) therein. Notwithstanding the foregoing, any notice to Holders of Floating Rate Securities regarding the determination of a periodic rate of interest, if such notice is required pursuant to Section 2.03, shall be sufficiently given in the manner specified pursuant to Section 2.03.

In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

Failure to mail a notice or communication to a Holder or any defect in it or any defect in any notice by publication as to a Holder shall not affect the sufficiency of such notice with respect to other Holders. If a notice or communication is mailed or published in the manner provided above, it is conclusively presumed duly given.

SECTION 1.08 INDENTURE AND DEBT SECURITIES TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

This Indenture and each Debt Security shall be deemed to be New York contracts, and for all purposes shall be construed in accordance with the laws of said State (without reference to principles of conflicts of law).

SECTION 1.09 OFFICERS’ CERTIFICATE AND OPINION OF COUNSEL TO BE FURNISHED UPON APPLICATION OR DEMAND BY THE PARTNERSHIP.

Upon any application or demand by the Partnership to the Trustee to take any action under any of the provisions of this Indenture, the Partnership shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition, (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 1.10 PAYMENTS DUE ON LEGAL HOLIDAYS.

In any case where the date of maturity of interest on or principal of and premium, if any, on the Debt Securities of a series or the date fixed for redemption or repayment of any Debt Security or the making of any sinking fund payment shall not be a business day at any Place of Payment for the Debt Securities of such series, then payment of interest or principal and premium, if any, or the making of such sinking fund payment need not be made on such date at such Place of Payment, but may be made on the next succeeding business day at such Place of Payment with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date. If a record date is not a business day, the record date shall not be affected.

SECTION 1.11 PROVISIONS REQUIRED BY TRUST INDENTURE ACT TO CONTROL.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act or with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the Trust Indenture Act, such required provision shall control.

SECTION 1.12 COMPUTATION OF INTEREST ON DEBT SECURITIES.

Interest, if any, on the Debt Securities shall be computed on the basis of a 360-day year of twelve 30-day months, except as may otherwise be provided pursuant to Section 2.03.

SECTION 1.13 RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and any paying agent may make reasonable rules for their functions.

SECTION 1.14 NO RECOURSE AGAINST OTHERS.

Neither the Parent Partnership nor the General Partner, nor any past, present or future director, officer, partner, employee, incorporator, manager, stockholder, unitholder or member of the Partnership, the General Partner, the Parent Partnership or any other Person an obligor on the Debt Securities of any series, as such, shall have any liability for any obligations of the Partnership or any other obligors under the Debt Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debt Securities.

SECTION 1.15 SEVERABILITY.

In case any provision in this Indenture or the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.16 EFFECT OF HEADINGS.

The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.17 INDENTURE MAY BE EXECUTED IN COUNTERPARTS.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

ARTICLE 2

DEBT SECURITIES

SECTION 2.01 FORMS GENERALLY.

The Debt Securities of each series shall be in substantially the form established without the approval of any Holder by or pursuant to a Board Resolution of the Partnership or in one or more Indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Partnership may deem appropriate (and, if not contained in a supplemental

Indenture entered into in accordance with Article 9, as are not prohibited by the provisions of this Indenture) or as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which such series of Debt Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the officers executing such Debt Securities as evidenced by their execution of the Debt Securities.

The definitive Debt Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities, as evidenced by their execution of such Debt Securities.

SECTION 2.02 FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

The Trustee’s Certificate of Authentication on all Debt Securities authenticated by the Trustee shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

,
As Trustee

By
Authorized Signatory
Dated:

SECTION 2.03 PRINCIPAL AMOUNT; ISSUABLE IN SERIES.

The aggregate principal amount of Debt Securities which may be issued, executed, authenticated, delivered and outstanding under this Indenture is unlimited.

The Debt Securities may be issued in one or more series. There shall be established, without the approval of any Holders, in or pursuant to a Board Resolution of the Partnership and set forth in an Officers’ Certificate of the Partnership, or established in one or more Indentures supplemental hereto, prior to the issuance of Debt Securities of any series any or all of the following:

(1) the form and title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other Debt Securities);

(2) any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to this Article 2);

(3) the date or dates on which the Debt Securities may be issued; the date or dates on which the principal and premium, if any, of the Debt Securities of the series are payable;

(4) the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, or the method by which such date will be determined, and in the case of Registered Securities, the record dates for the determination of Holders thereof to whom such interest is payable; and the basis upon which interest will be calculated if other than that of a 360-day year of twelve thirty-day months;

(5) the Place or Places of Payment, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, and premium, if any, and interest on, Debt Securities of the series shall be payable;

(6) the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Partnership or otherwise;

(7) the obligation, if any, of the Partnership to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the price or prices at which and the period or periods within which and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(8) the terms, if any, upon which the Debt Securities of the series may be convertible into or exchanged for Equity Interests, other Debt Securities or other securities of any kind of the Partnership or any other obligor or issuer and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

(10) if the amount of principal of or any premium or interest on Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(11) if the principal amount payable at the Stated Maturity of Debt Securities of the series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of Dollar Equivalent;

(12) any changes or additions to Article 11, including the addition of additional covenants that may be subject to the covenant defeasance option pursuant to Section 11.02(b);

(13) if other than Dollars, the coin or Currency or Currencies or units of two or more Currencies in which payment of the principal of and premium, if any, and interest on, Debt Securities of the series shall be payable;

(14) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01 or provable in bankruptcy pursuant to Section 6.02;

(15) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Debt Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of this Indenture as currently in effect;

(16) any addition to or change in the Events of Default with respect to the Debt Securities of the series and any change in the right of the Trustee or the Holders to declare the principal of and interest on, such Debt Securities due and payable;

(17) if the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Debt Securities in definitive registered form; and the Depositary for such Global Security or Securities and the form of any legend or legends to be borne by any such Global Security or Securities in addition to or in lieu of the legend referred to in Section 2.15;

(18) any trustees, authenticating or paying agents, transfer agents or registrars;

(19) the applicability of, and any addition to or change in the covenants and definitions currently set forth in this Indenture or in the terms currently set forth in Article 10, including conditioning any merger, conveyance, transfer or lease permitted by Article 10 upon the satisfaction of an indebtedness coverage standard by the Partnership and any Successor Company (as defined in Article 10);

(20) the terms, if any, of any guarantee of the payment of principal of, and premium, if any, and interest on, Debt Securities of the series and any corresponding changes to the provisions of this Indenture as currently in effect;

(21) the subordination, if any, of the Debt Securities of the series pursuant to Article 12 and any changes or additions to Article 12 or designation of any Designated Senior Indebtedness;

(22) with regard to Debt Securities of the series that do not bear interest, the dates for certain required reports to the Trustee;

(23) any other terms of the Debt Securities of the series (which terms shall not be prohibited by the provisions of this Indenture); and

(24) applicable CUSIP Numbers.

All Debt Securities of any one series appertaining thereto shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolutions and as set forth in such Officers’ Certificates or in any such Indenture supplemental hereto.

SECTION 2.04 EXECUTION OF DEBT SECURITIES.

The Debt Securities shall be signed on behalf of the Partnership by the Chairman of the Board, the President or a Vice President of the General Partner. Such signatures upon the Debt Securities may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Debt Securities. The seal of the Partnership, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Debt Securities.

Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Partnership shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder.

In case any officer of the General Partner who shall have signed any of the Debt Securities shall cease to be such officer before the Debt Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Partnership, such Debt Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debt Securities had not ceased to be such officer of the General Partner; and any Debt Security may be signed on behalf of the Partnership by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the General Partner although at the date of such Debt Security or of the execution of this Indenture any such Person was not such officer.

SECTION 2.05 AUTHENTICATION AND DELIVERY OF DEBT SECURITIES.

At any time and from time to time after the execution and delivery of this Indenture, the Partnership may deliver Debt Securities of any series executed by the Partnership to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debt Securities to or upon an Issuer Order. The Debt Securities shall be dated the date of their authentication. In authenticating such Debt Securities and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

(i) a copy of any Board Resolution of the Partnership, certified by the Secretary or Assistant Secretary of the General Partner of the Partnership, authorizing the terms of issuance of any series of Debt Securities;

(ii) an executed supplemental Indenture, if any;

(iii) an Officers’ Certificate; and

(iv) an Opinion of Counsel prepared in accordance with Section 1.09 substantially to the effect that:

(a) the form of such Debt Securities has been established by or pursuant to a Board Resolution of the Partnership or by a supplemental Indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture;

(b) the terms of such Debt Securities have been established by or pursuant to a Board Resolution of the Partnership or by a supplemental Indenture as permitted by Section 2.03 in conformity with the provisions of this Indenture; and

(c) such Debt Securities, when authenticated and delivered by the Trustee and issued by the Partnership in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Partnership, enforceable in accordance with their terms except as (y) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (z) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

Such Opinion of Counsel need express no opinion as to whether a court in the United States would render a money judgment in a Currency other than Dollars.

The Trustee shall have the right to decline to authenticate and deliver any Debt Securities under this Section 2.05 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors, trustees or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Holders.

The Trustee may appoint an authenticating agent reasonably acceptable to the Partnership to authenticate Debt Securities of any series. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debt Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, paying agent or agent for service of notices and demands.

Unless otherwise provided in the form of Debt Security for any series, each Debt Security shall be dated the date of its authentication.

SECTION 2.06 DENOMINATION OF DEBT SECURITIES.

Unless otherwise provided in the form of Debt Security for any series, the Debt Securities of each series shall be issuable only as Registered Securities in such denominations as shall be specified or contemplated by Section 2.03. In the absence of any such specification with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 2.07 GENERAL PROVISIONS FOR REGISTRATION OF TRANSFER AND EXCHANGE.

The Partnership shall keep or cause to be kept a register for each series of Registered Securities issued hereunder (hereinafter collectively referred to as the “DEBT SECURITY REGISTER”), in which, subject to such reasonable regulations as it may prescribe, the Partnership shall provide for the registration of Registered Securities and the transfer of Registered Securities as in this Article 2 provided. At all reasonable times the Debt Security Register shall be open for inspection by the Trustee. Subject to Section 2.15, upon due presentment for registration of transfer of any Registered Security at any office or agency to be maintained by the Partnership in accordance with the provisions of Section 4.02, the Partnership shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of authorized denominations for a like aggregate principal amount.

Unless and until otherwise determined by a Board Resolution of the Partnership, the register of the Partnership for the purpose of registration, exchange or registration of transfer of the Registered Securities shall be kept at the Corporate Trust Office of the Trustee and, for this purpose, the Trustee shall be designated “REGISTRAR”. No prior notice to the Holders of Debt Securities is required to effect the designation of a substitute Registrar by the Partnership.

Registered Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a like aggregate principal amount of Registered Securities of the same series of other authorized denominations. Subject to Section 2.15, Registered Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Partnership as provided in Section 4.02, and the Partnership shall execute and the Trustee shall authenticate and deliver in exchange therefor the Registered Security or Registered Securities that the Holder making the exchange shall be entitled to receive.

All Registered Securities presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Partnership, the Trustee or the Registrar) be duly endorsed or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Partnership, the Trustee and the Registrar, duly executed by the Registered Holder or his attorney duly authorized in writing.

All Debt Securities issued in exchange for or upon transfer of Debt Securities shall be the legal, valid and binding obligations of the Partnership, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debt Securities surrendered for such exchange or transfer.

No service charge shall be made for any exchange or registration of transfer of Debt Securities (except as provided by Section 2.09), but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, other than those expressly provided in this Indenture to be made at the Partnership’s own expense or without expense or without charge to the Holders.

The Partnership shall not be required (i) to issue, register the transfer of or exchange any Debt Securities for a period of 15 days next preceding any mailing of notice of redemption of Debt Securities of such series or (ii) to register the transfer of or exchange any Debt Securities selected, called or being called for redemption.

Specific procedures for registration of transfer and exchange of any series of Debt Securities may be set forth in the applicable supplemental Indenture for such Debt Securities.

SECTION 2.08 TEMPORARY DEBT SECURITIES.

Pending the preparation of definitive Debt Securities of any series, the Partnership may execute and the Trustee shall authenticate and deliver temporary Debt Securities (printed, lithographed, photocopied, typewritten or otherwise produced) of any authorized denomination, and substantially in the form of the definitive Debt Securities in lieu of which they are issued, in registered form and with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Partnership with the concurrence of the Trustee. Temporary Debt Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Debt Security shall be executed by the Partnership and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debt Securities.

If temporary Debt Securities of any series are issued, the Partnership will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Partnership at a Place of Payment for such series, without charge to the Holder thereof, except as provided in Section 2.07 in connection with a transfer, and upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Partnership shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor. Until so exchanged, temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series, except as otherwise specified as contemplated by Section 2.03(17) with respect to the payment of interest on Global Securities in temporary form.

Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Debt Securities represented thereby pursuant to Section 2.07 or this Section 2.08, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

SECTION 2.09 MUTILATED, DESTROYED, LOST OR STOLEN DEBT SECURITIES.

If (i) any mutilated Debt Security is surrendered to the Trustee at the Corporate Trust Office of the Trustee (in the case of Registered Securities) or (ii) the Partnership and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and there is delivered to the Partnership and the Trustee such security or indemnity as may be required by them to save each of them and any paying agent harmless, and neither the Partnership nor the Trustee receives written notice that such Debt Security has been acquired by a bona fide purchaser, then the Partnership shall execute and, upon an Issuer Order, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debt Security, a new Debt Security of the same series of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding. Upon the issuance of any substituted Debt Security, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Partnership may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish the Partnership and the Trustee with such security or indemnity as either may require to save it harmless from all risk, however remote, and, in case of destruction, loss or theft, evidence to the satisfaction of the Partnership and the Trustee of the destruction, loss or theft of such Debt Security and of the ownership thereof.

Every substituted Debt Security of any series issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any Debt Security is destroyed, lost or stolen shall constitute an original additional contractual obligation of the Partnership, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10 CANCELLATION OF SURRENDERED DEBT SECURITIES.

All Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to the Partnership or any paying agent or a Registrar, be delivered to the Trustee for cancellation by it, or if surrendered to the Trustee, shall be canceled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All canceled Debt Securities held by the Trustee shall be disposed of (subject to the record retention requirements of the Exchange Act) by the Trustee in its customary manner. On request of the Partnership, the Trustee shall deliver to the Partnership canceled Debt Securities held by the Trustee. If the Partnership shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until the same are delivered or surrendered to the Trustee for cancellation. The Partnership may not issue new Debt Securities to replace Debt Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11 PROVISIONS OF THIS INDENTURE AND DEBT SECURITIES FOR THE SOLE BENEFIT OF THE PARTIES AND THE HOLDERS.

Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, the Holders or any Registrar or paying agent, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained, all its covenants, conditions and provisions being for the sole benefit of the parties hereto, the Holders and any Registrar and paying agents.

SECTION 2.12 PAYMENT OF INTEREST; RIGHTS PRESERVED.

Interest on any Registered Security that is payable and is punctually paid or duly provided for on any interest payment date shall be paid to the Person in whose name such Registered Security is registered at the close of business on the regular record date for such interest notwithstanding the cancellation of such Registered Security upon any transfer or exchange subsequent to the regular record date. Payment of interest on Registered Securities shall be made at the Corporate Trust Office of the Trustee (except as otherwise specified pursuant to Section 2.03), or at the option of the Partnership, by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register or, if provided pursuant to Section 2.03 and in accordance with arrangements satisfactory to the Trustee, at the option of the Registered Holder by wire transfer to an account designated by the Registered Holder.

Subject to the foregoing provisions of this Section 2.12 and Section 2.17, each Debt Security of a particular series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security of the same series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

SECTION 2.13 SECURITIES DENOMINATED IN FOREIGN CURRENCIES.

Except as otherwise specified pursuant to Section 2.03 for Registered Securities of any series, payment of the principal of, and premium, if any, and interest on, Registered Securities of such series will be made in Dollars.

For the purposes of calculating the principal amount of Debt Securities of any series denominated in a Foreign Currency or in units of two or more Foreign Currencies for any purpose under this Indenture, the principal amount of such Debt Securities at any time Outstanding shall be deemed to be the Dollar Equivalent of such principal amount as of the date of any such calculation.

In the event any Foreign Currency or currencies or units of two or more Currencies in which any payment with respect to any series of Debt Securities may be made ceases to be a freely convertible Currency on United States Currency markets, for any date thereafter on which payment of principal of, or premium, if any, or interest on, the Debt Securities of a series is due, the Partnership shall select the Currency of payment for use on such date, all as provided in the Debt Securities of such series. In such event, the Partnership shall, as provided in the Debt Securities of such series, notify the Trustee of the Currency which they have selected to constitute the funds necessary to meet the Partnership’s obligations or such payment date and of the amount of such Currency to be paid. Such amount shall be determined as provided in the Debt Securities of such series. The payment to the Trustee with respect to such payment date shall be made by the Partnership solely in the Currency so selected.

SECTION 2.14 WIRE TRANSFERS.

Notwithstanding any other provision to the contrary in this Indenture, the Partnership may make any payment of monies required to be deposited with the Trustee on account of principal of, or premium, if any, or interest on, the Debt Securities (whether pursuant to optional or mandatory redemption payments, interest payments or otherwise) by wire transfer of immediately available funds to an account designated by the Trustee on or before the date such moneys are to be paid to the Holders of the Debt Securities in accordance with the terms hereof.

SECTION 2.15 SECURITIES ISSUABLE IN THE FORM OF A GLOBAL SECURITY.

If the Partnership shall establish pursuant to Sections 2.01 and 2.03 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Partnership shall execute and the Trustee or its agent shall, in accordance with Section 2.05, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Partnership shall specify in an Officers’ Certificate, (ii) shall be registered in the name of the Depositary for such Global Security or securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary’s instruction and (iv) shall conspicuously bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary”, or such other legend as may then be required by the Depositary for such Global Security or Securities.

Notwithstanding any other provision of this Section 2.15 or of Section 2.07 to the contrary, and subject to the provisions of the next following paragraph of this Section 2.15 (and all of its clauses), it unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Debt Securities in registered form, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.07, only by the Depositary to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or a nominee of the Depositary to a successor Depositary for such Global Security selected or approved by the Partnership, or to a nominee of such successor Depositary.

The second paragraph of this Section 2.15 shall be subject to the following clauses (i) through (v) (inclusive):

(i) If at any time the Depositary for a Global Security or Securities notifies the Partnership that it is unwilling or unable to continue as Depositary for such Global Security or Securities or if at any time the Depositary for the Debt Securities for such series shall no longer be eligible or in good standing under the Exchange Act or other applicable statute, rule or regulation, the Partnership shall appoint a successor Depositary with respect to such Global Security or Securities. If a successor Depositary for such Global Security or Securities is not appointed by the Partnership within 90 days after the Partnership receive such notice or become aware of such ineligibility, the Partnership shall execute, and the Trustee or its agent, upon receipt of an Issuer Order for the authentication and delivery of such individual Debt Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security or Securities.

(ii) The Partnership may at any time and in their sole discretion determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Partnership will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of individual Debt Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such series or portion thereof in exchange for such Global Security or Securities.

(iii) If specified by the Partnership pursuant to Sections 2.01 and 2.03 with respect to Debt Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Partnership, the Trustee and such Depositary. Thereupon the Partnership shall execute, and the Trustee or its agent upon receipt of an Issuer Order for the authentication and delivery of definitive Debt Securities of such series shall authenticate and deliver, without service charge, (y) to each Person specified by such Depositary a new Debt Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security, and (z) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

(iv) In any exchange provided for in any of the preceding three paragraphs, the Partnership will execute and the Trustee or its agent will authenticate and deliver individual Debt Securities. Upon the exchange of the entire principal amount of a Global Security for individual Debt Securities, such Global Security shall be canceled by the Trustee or its agent. Except as provided in the preceding paragraph, Registered Securities issued in exchange for a Global Security pursuant to this Section 2.15 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Registered Securities to the Persons in whose names such Registered Securities are so registered.

(v) Payments in respect of the principal of and interest on any Debt Securities registered in the name of the Depositary or its nominee will be payable to the Depositary or such nominee in its capacity as the registered owner of such Global Security. The Partnership and the Trustee may treat the Person in whose name the Debt Securities, including the Global Security, are registered as the owner thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. None of the Partnership, the Trustee, any Registrar, the paying agent or any agent of the Partnership or the Trustee will have any responsibility or liability for (x) any aspect of the records relating to or payments made on account of the beneficial ownership interests of the Global Security by the Depositary or its nominee or any of the Depositary’s direct or indirect participants, or for maintaining, supervising or reviewing any records of the Depositary, its nominee or any of the Depositary’s direct or indirect participants relating to the beneficial ownership interests of the Global Security, (y) the payments to the beneficial owners of the Global Security of amounts paid to the Depositary or its nominee, or (z) any other matter relating to the actions and practices of the Depositary, its nominee or any of the Depositary’s direct or indirect participants. None of the Partnership, the Trustee or any such agent will be liable for any delay by the Depositary, its nominee, or any of the Depositary’s direct or indirect participants in identifying the beneficial owners of the Debt Securities, and the Partnership and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Debt Securities to be issued).

Notwithstanding any contrary provision herein, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary for the Partnership to deliver to the Trustee an Officers’ Certificate, a Board Resolution, a supplemental Indenture, an Opinion of Counsel or a written order or any other document otherwise required pursuant to Section 1.09, 2.01, 2.03 or 2.05 at or prior to the time of authentication of each Debt Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first such Debt Security of such series to be issued; provided, that any subsequent request by the Partnership to the Trustee to authenticate Debt Securities of such series upon original issuance shall constitute a representation and warranty by the Partnership that, as of the date of such request, the statements made in the Officers’ Certificate delivered pursuant to Section 1.09 or 2.05 shall be true and correct as if made on such date and that the Opinion of Counsel delivered at or prior to such time of authentication of an original issuance of Debt Securities shall specifically state that it shall relate to all subsequent issuances of Debt Securities of such series that are identical to the Debt Securities issued in the first issuance of Debt Securities of such series.

An Issuer Order delivered by the Partnership to the Trustee in the circumstances set forth in the preceding paragraph may provide that Debt Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time upon the telephonic or written order of Persons designated in such written order (any such telephonic instructions to be promptly confirmed in writing by such Person) and that such Persons are authorized to determine, consistent with the Officers’ Certificates, supplemental Indenture or the applicable Board Resolutions relating to such written order, such terms and conditions of such Debt Securities as are specified in such Officers’ Certificates, supplemental Indenture or such Board Resolutions.

SECTION 2.16 DEFAULTED INTEREST.

Any interest on any Debt Security of a particular series which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Debt Securities of such series and in this Indenture (herein called “DEFAULTED INTEREST”) shall forthwith cease to be payable to the Registered Holder thereof on the relevant record date by virtue of having been such Registered Holder, and such Defaulted Interest may be paid by the Partnership, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Partnership may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Partnership shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security of such series and the date of the proposed payment, and at the same time the Partnership shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Partnership of such special record date and, in the name and at the expense of the Partnership, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Holder thereof at its address as it appears in the Debt Security Register, not less than 10 days prior to such special record date.

Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series are registered at the close of business on such special record date.

(ii) The Partnership may make payment of any Defaulted Interest on the Registered Securities of such series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Partnership to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.17 JUDGMENTS.

The Partnership may provide pursuant to Section 2.03 for Debt Securities of any series that: (i) the obligation, if any, of the Partnership to pay the principal of, and premium, if any, and interest on, the Debt Securities of any series in a Foreign Currency or Dollars (the “DESIGNATED CURRENCY”) as may be specified pursuant to Section 2.03 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of Debt Securities of such series shall be given in the Designated Currency; (ii) the obligation of the Partnership to make payments in the Designated Currency of the principal of, and premium, if any, and interest on, such Debt Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (iii) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Partnership shall pay such additional amounts as may be necessary to compensate for such shortfall; and (iv) any obligation of the Partnership not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

SECTION 2.18 CUSIP NUMBERS.

The Partnership in issuing the Debt Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Partnership will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION OF DEBT SECURITIES

SECTION 3.01 APPLICABILITY OF ARTICLE.

The provisions of this Article shall be applicable to the Debt Securities of any series which are redeemable before their Stated Maturity except as otherwise specified as contemplated by Section 2.03 for Debt Securities of such series.

SECTION 3.02 NOTICE OF REDEMPTION; SELECTION OF DEBT SECURITIES.

In case the Partnership shall desire to exercise the right to redeem all or, as the case may be, any part of the Debt Securities of any series in accordance with their terms, a Board Resolution of the Partnership or a supplemental Indenture, the Partnership shall fix a date for redemption and shall give notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities of such series so to be redeemed as a whole or in part, in the manner provided in Section 1.07. The notice if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Debt Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security of such series.

Each such notice of redemption shall specify (i) the amount of Debt Securities of any series to be redeemed, (ii) the date fixed for redemption, (iii) the calculation of the redemption price at which Debt Securities of such series are to be redeemed, (iv) the Place or Places of Payment that payment will be made upon presentation and surrender of such Debt Securities, (v) that any interest accrued to the date fixed for redemption will be paid as specified in said notice, (vi) that the redemption is for a sinking fund payment (if applicable), (vii) that, unless otherwise specified in such notice, if the Partnership defaults in making such redemption payment or if the Debt Securities of that series are subordinated pursuant to the terms of Article 12, the paying agent is prohibited from making such payment pursuant to the terms of this Indenture, (viii) that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue, (ix) that in the case of Original Issue Discount Securities original issue discount accrued after the date fixed for redemption will cease to accrue, the terms of the Debt Securities of that series pursuant to which the Debt Securities of that series are being redeemed and (x) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debt Securities of that series. If less than all the Debt Securities of a series are to be redeemed the notice of redemption shall specify the CUSIP numbers of the Debt Securities of that series to be redeemed. In case any Debt Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of that series will be issued in principal amount equal to the unredeemed portion thereof.

At least 45 days but not more than 60 days before the redemption date, unless the Trustee consents to a shorter period, the Partnership shall give written notice to the Trustee of the redemption date, the principal amount of Debt Securities to be redeemed and the series and terms of the Debt Securities pursuant to which such redemption will occur. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that such redemption will comply with the conditions herein. If fewer than all the Debt Securities of a series are to be redeemed, the record date relating to such redemption shall be selected by the Partnership and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

By 11:00 a.m. New York City time, on the redemption date for any Debt Securities, the Partnership shall deposit with the Trustee or with a paying agent (or, if the Partnership is acting as its own paying agent, segregate and hold in trust) an amount of money in the Currency in which such Debt Securities are denominated (except as provided pursuant to Section 2.03) sufficient to pay the redemption price of such Debt Securities or any portions thereof that are to be redeemed on that date.

If less than all the Debt Securities of like tenor and terms of a series are to be redeemed (other than pursuant to mandatory sinking fund redemptions), the Trustee shall select the Debt Securities of that series or portions thereof (in multiples of $1,000) to be redeemed (i) if such Debt Securities are listed on an exchange, in compliance with the requirements of the principal national securities exchange on which such Debt Securities are listed, or (ii) if such Debt Securities are not listed on an exchange or such exchange has no selection requirements, in such manner as in its sole discretion the Trustee shall deem appropriate and fair. In any case where more than one Debt Security of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Debt Security of such series. The Trustee shall promptly notify the Partnership in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed. If any Debt Security called for redemption shall not be so paid upon surrender thereof on such redemption date, the principal, premium, if any, and interest shall bear interest until paid from the redemption date at the rate borne by the Debt Securities of that series. If less than all the Debt Securities of unlike tenor and terms of a series are to be redeemed, the particular Debt Securities to be redeemed shall be selected by the Partnership. Provisions of this Indenture that apply to Debt Securities called for redemption also apply to portions of Debt Securities called for redemption.

SECTION 3.03 PAYMENT OF DEBT SECURITIES CALLED FOR REDEMPTION.

If notice of redemption has been given as provided in Section 3.02, the Debt Securities or portions of Debt Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the Place or Places of Payment stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Partnership shall default in the payment of such Debt Securities at the applicable redemption price, together with any interest accrued to said date) any interest on the Debt Securities or portions of Debt Securities of any series so called for redemption shall cease to accrue and any original issue discount in the case of Original Issue Discount Securities shall cease to accrue. On presentation and surrender of such Debt Securities at the Place or Places of Payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Partnership at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption.

Any Debt Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office of the Trustee or such other office or agency of the Partnership as is specified pursuant to Section 2.03, if the Partnership, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Partnership, the Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Partnership shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered; except that if a Global Security is so surrendered, the Partnership shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Debt Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.

SECTION 3.04 MANDATORY AND OPTIONAL SINKING FUNDS.

The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series, a Board Resolution or a supplemental Indenture is herein referred to as a “MANDATORY SINKING FUND payment”, and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series, a Board Resolution or a supplemental Indenture is herein referred to as an “OPTIONAL SINKING FUND payment”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any Debt Securities of a series in cash, the Partnership may at its option (i) deliver to the Trustee Debt Securities of that series theretofore purchased or otherwise acquired by the Partnership or (ii) receive credit for the principal amount of Debt Securities of that series which have been redeemed either at the election of the Partnership pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, resolution or supplemental Indenture; provided, that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debt Securities, the applicable Board Resolution or supplemental Indenture for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 3.05 REDEMPTION OF DEBT SECURITIES FOR SINKING FUND.

Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities, the Partnership will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, any Board Resolution or supplemental Indenture, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Debt Securities of such series are denominated (except as provided pursuant to Section 2.03) and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to this Section 3.05 (which Debt Securities, if not previously redeemed, will accompany such certificate) and whether the Partnership intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the Partnership shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Partnership to deliver such certificate (or to deliver the Debt Securities specified in this paragraph) shall not constitute a Default, but such failure shall require that the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Debt Securities subject to a mandatory sinking fund payment without the option to deliver or credit Debt Securities as provided in this Section 3.05 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 (or a lesser sum if the Partnership shall so request) with respect to the Debt Securities of any particular series shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of such Debt Securities at the redemption price specified in such Debt Securities, the applicable Board Resolution or supplemental Indenture for operation of the sinking fund together with any accrued interest to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Debt Securities shall be added to the next cash sinking fund payment received by the Trustee for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 3.05. Any and all sinking fund moneys with respect to the Debt Securities of any particular series held by the Trustee on the last sinking fund payment date with respect to Debt Securities of such series and not held for the payment or redemption of particular Debt Securities shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of that series at its Stated Maturity.

The Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in the last paragraph of Section 3.02, and the Partnership shall cause notice of the redemption thereof to be given in the manner provided in Section 3.02 except that the notice of redemption shall also state that the Debt Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 3.03.

At least one business day before each sinking fund payment date, the Partnership shall pay to the Trustee (or, if the Partnership is acting as its own paying agent, the Partnership shall segregate and hold in trust) in cash a sum in the Currency in which the Debt Securities of such series are denominated (except as provided pursuant to Section 2.03) equal to any interest accrued to the date fixed for redemption of Debt Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 3.05.

The Trustee shall not redeem any Debt Securities of a series with sinking fund moneys or mail any notice of redemption of such Debt Securities by operation of the sinking fund for such series during the continuance of a Default in payment of interest on such Debt Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Debt Securities, except that if the notice of redemption of any such Debt Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Debt Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article 3. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of such Debt Securities; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Debt Securities on which such moneys may be applied pursuant to the provisions of this Section 3.05.

ARTICLE 4

PARTICULAR COVENANTS OF THE PARTNERSHIP

SECTION 4.01 PAYMENT OF PRINCIPAL OF, AND PREMIUM, IF ANY, AND INTEREST ON, DEBT SECURITIES.

The Partnership, for the benefit of each series of Debt Securities, will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, each of the Debt Securities at the place, at the respective times and in the manner provided herein and in the Debt Securities. Each installment of interest on the Debt Securities may at the Partnership’s option be paid by mailing checks for such interest payable to the Person entitled thereto to the address of such Person as it appears on the Debt Security Register maintained pursuant to Section 2.07(a).

Principal, premium and interest of Debt Securities of any series shall be considered paid on the date due if on such date the Trustee or any paying agent holds in accordance with this Indenture money sufficient to pay in the Currency in which the Debt Securities of such series are denominated (except as provided pursuant to Section 2.03) all principal, premium and interest then due and, in the case of Debt Securities subordinated pursuant to the terms of Article 12, the Trustee or such paying agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Partnership shall pay interest on overdue principal at the rate specified therefor in the Debt Securities and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02 MAINTENANCE OF OFFICES OR AGENCIES FOR REGISTRATION OF TRANSFER, EXCHANGE AND PAYMENT OF DEBT SECURITIES.

The Partnership will maintain in each Place of Payment for any series of Debt Securities, an office or agency where Debt Securities of such series may be presented or surrendered for payment, where Debt Securities of such series may be surrendered for transfer or exchange and where notices and demands to or upon the Partnership in respect of the Debt Securities of such series and this Indenture may be served. The Partnership will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Partnership shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Partnership hereby appoint the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Partnership may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Partnership of its obligations described in the preceding paragraph. The Partnership will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

SECTION 4.03 APPOINTMENT TO FILL A VACANCY IN THE OFFICE OF TRUSTEE.

The Partnership, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder with respect to each series of Debt Securities.

SECTION 4.04 DUTIES OF PAYING AGENTS, ETC.

The Partnership shall cause each paying agent, if any, other than the Trustee, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04,

(i) that it will hold all sums held by it as such agent for the payment of the principal of, and premium, if any, or interest on, the Debt Securities of any series (whether such sums have been paid to it by the Partnership or by any other obligor on the Debt Securities of such series) in trust for the benefit of the Holders of the Debt Securities of such series;

(ii) that it will give the Trustee notice of any failure by the Partnership (or by any other obligor on the Debt Securities of such series) to make any payment of the principal of and premium, if any, or interest on, the Debt Securities of such series when the same shall be due and payable; and

(iii) that it will at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as such agent.

If the Partnership or any of its Subsidiaries shall act as its own paying agent, it will, on or before each due date of the principal of, and premium, if any, or interest on, the Debt Securities if any, of any series, set aside, segregate and hold in trust for the benefit of the Holders of the Debt Securities of such series a sum sufficient to pay such principal, premium, if any, or interest so becoming due. The Partnership will promptly notify the Trustee of any failure by the Partnership or its Subsidiaries to take such action or the failure by any other obligor on such Debt Securities to make any payment of the principal of, and premium, if any, or interest on, such Debt Securities when the same shall be due and payable.

Anything in this Section 4.04 to the contrary notwithstanding, the Partnership may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent, as required by this Section 4.04, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Partnership or such paying agent.

Whenever the Partnership shall have one or more paying agents with respect to any series of Debt Securities, it will, prior to each due date of the principal of, and premium, if any, or interest on, any Debt Securities of such series, deposit with any such paying agent a sum sufficient to pay the principal, premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such paying agent is the Trustee) the Partnership will promptly notify the Trustee of its action or failure so to act.

Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Section 11.05.

Unless and until otherwise determined by the Partnership in Board Resolutions, the Trustee will act as paying agent under this Indenture. The Partnership may designate a substitute paying agent without prior notice to the Holders of Debt Securities.

SECTION 4.05 STATEMENT BY OFFICERS AS TO DEFAULT.

The Partnership will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Partnership (currently ending on December 31 of each year) ending after the date hereof, an Officers’ Certificate stating, as to each officer signing such certificate, that (i) in the course of his performance of his duties as an officer of the General Partner, he would normally have knowledge of any Default, (ii) whether or not to the best of his knowledge any Default occurred during such year and (iii) if to the best of his knowledge the Partnership, is in Default, specifying all such Defaults and what action the Partnership is taking or proposes to take with respect thereto. The Partnership also shall comply with Section 314(a)(4) of the Trust Indenture Act.

SECTION 4.06 FURTHER INSTRUMENTS AND ACTS.

The Partnership will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.

SECTION 4.07 CORPORATE, PARTNERSHIP OR LIMITED LIABILITY COMPANY EXISTENCE.

Subject to Article 10, the Partnership shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charges and statutory) of the Partnership and each of its Subsidiaries; provided, however, that the Partnership shall not be required to preserve any such right or franchise for the corporate, partnership or limited liability company existence of any such Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Partnership and its Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Partnership or any obligor on the Debt Securities of any series to perform their obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary of the Partnership or any of its assets in compliance with the terms of this Indenture.

SECTION 4.08 MAINTENANCE OF PROPERTIES.

The Partnership shall cause all material properties owned by the Partnership or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Partnership may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Partnership from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Board of Directors, desirable in the conduct of its business or the business of any of its Subsidiaries and not reasonably expected to have a material adverse effect on the ability of the Partnership or any obligor on the Debt Securities of any series to perform their obligations hereunder.

SECTION 4.09 PAYMENT OF TAXES AND OTHER CLAIMS.

The Partnership shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (i) all taxes, assessments and governmental charges levied or imposed upon the Partnership or any of its Subsidiaries or otherwise assessed or upon the income, profits or property of the Partnership or any of its Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Partnership or any obligor on the Debt Securities of any series to perform their obligations hereunder and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Partnership or any of its Subsidiaries, except for any Lien permitted to be incurred under the terms of this Indenture, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Partnership or any obligor on the Debt Securities of any series to perform their obligations hereunder; provided, however, that the Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the General Partner) are being maintained in accordance with GAAP.

SECTION 4.10 CALCULATION OF ORIGINAL ISSUE DISCOUNT.

The Partnership shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Original Issue Discount Debt Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Code.

SECTION 4.11 STAY, EXTENSION AND USURY LAWS.

The Partnership covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Partnership hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5

HOLDERS’ LISTS AND REPORTS

BY THE PARTNERSHIP AND THE TRUSTEE

SECTION 5.01 THE PARTNERSHIP TO FURNISH THE TRUSTEE INFORMATION AS TO NAMES AND ADDRESSES OF HOLDERS; PRESERVATION OF INFORMATION.

The Partnership covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to the Registered Securities of each series:

(i) not more than 15 days after each record date with respect to the payment of interest, if any, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Registered Holders as of such record date; and

(ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Partnership of any such request, a list as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders (i) contained in the most recent list furnished to it as provided in this Section 5.01 or (ii) received by it in the capacity of paying agent or Registrar (if so acting) hereunder.

The Trustee may destroy any list furnished to it as provided in this Section 5.01 upon receipt of a new list so furnished.

SECTION 5.02 COMMUNICATIONS TO HOLDERS; MEETINGS OF HOLDERS.

Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Debt Securities. The Partnership, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

A meeting of the Holders of Debt Securities of any or all series may be called at any time and from time to time pursuant to this Section 5.02 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided herein to be made, given or taken by Holders of Debt Securities of such series.

The Trustee may at any time call a meeting of Holders of Debt Securities of any series for any purpose specified herein to be held at such time and at such place in                     , Texas, in The Borough of Manhattan, The City of New York or in any other location, as the Trustee shall determine. Notice of every meeting of Holders of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 20 nor more than 180 days prior to the date fixed for the meeting.

In case at any time the Partnership, pursuant to Board Resolutions, or the Holders of at least 10% in aggregate principal amount of the outstanding Debt Securities of any series, shall have requested the Trustee for any such series to call a meeting of the Holders of Debt Securities of such series for any purpose specified herein, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 30 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Partnership or the Holders of such series in the amount specified above, as the case may be, may determine the time and the place in                     , Texas, in The Borough of Manhattan, The City of New York, or in any other location, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in the third paragraph of this Section 5.02.

SECTION 5.03 REPORTS BY THE PARTNERSHIP.

Notwithstanding that the Partnership may not be required to remain subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Partnership shall file with the Commission and provide to the Trustee and the Holders of Debt Securities the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act, and, with respect to the annual consolidated financial statements only, a report thereon by the Partnership’s independent auditors; provided, however, that the Partnership shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings. The Partnership shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

The Partnership covenants and agrees, and any obligor hereunder shall covenant and agree, to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents, and reports with respect to compliance by the Partnership or such obligor, as the case may be, with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute notice of any information contained therein or determinable from information contained therein, including the Partnership’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 5.04 REPORTS BY THE TRUSTEE.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant thereto.

Reports pursuant to this Section 5.04 shall be transmitted by mail:

(i) to all Registered Holders, as the names and addresses of such Holders appear in the Debt Security Register; and

(ii) except in the cases of reports under Section 313(b)(2) of the Trust Indenture Act, to each holder of a Debt Security of any series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 5.02.

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Debt Securities of any series are listed. The Partnership agrees to notify promptly the Trustee whenever the Debt Securities of any series become listed on any stock exchange and of any delisting thereof.

SECTION 5.05 RECORD DATES FOR ACTION BY HOLDERS.

If the Partnership shall solicit from the Holders of Debt Securities of any series any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Partnership may, at its option, by Board Resolutions, fix in advance a record date for the determination of Holders of Debt Securities entitled to take such action, but the Partnership shall have no obligation to do so. Any such record date shall be fixed at the Partnership’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Debt Securities of record at the close of business on such record date shall be deemed to be Holders of Debt Securities for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such action, and for that purpose the Debt Securities of such series Outstanding shall be computed as of such record date.

ARTICLE 6

REMEDIES OF THE TRUSTEE AND HOLDERS IN EVENT OF DEFAULT

SECTION 6.01 EVENTS OF DEFAULT.

If any one or more of the following shall have occurred and be continuing with respect to Debt Securities of any series (each of the following, an “EVENT OF DEFAULT”):

(a) the Partnership defaults for a period of 60 days in the payment when due of interest on any Debt Securities of that series, whether or not such payment shall be prohibited by Article 12, if applicable; or

(b) the Partnership defaults in the payment when due of principal of or premium, if any, on any Debt Securities of that series at maturity, upon redemption or otherwise, whether or not such payment shall be prohibited by Article 12, if applicable; or

(c) default in the payment of any sinking fund payment with respect to any Debt Securities of that series as and when the same shall become due and payable; or

(d) failure on the part of the Partnership to comply with Article 10; or

(e) failure by the Partnership for 60 days after its receipt of notice to comply from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series to duly observe or perform any other of the covenants or agreements on the part of the Partnership in the Debt Securities of that series in any Board Resolution authorizing the issuance of that series of Debt Securities, in this Indenture with respect to such series or in any supplemental Indenture with respect to such series (other than a covenant a default in the performance of which is elsewhere in this Section 6.01 specifically dealt with); or

(f) pursuant to or within the meaning of Bankruptcy Law, the Partnership commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a custodian of it or for all or substantially all of its property, makes a general assignment for the benefit of its creditors, or generally is not paying its debts as they become due; or

(g) (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Partnership in an involuntary case, appoints a custodian of the Partnership, or orders the liquidation of the Partnership and (ii) such order or decree remains unstayed and in effect for 60 consecutive days; or

(h) any other Event of Default provided under the terms of the Debt Securities of that series;

then and in each and every case that an Event of Default with respect to Debt Securities of that series at the time Outstanding occurs and is continuing, by notice to the Partnership either the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series then Outstanding, may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series), and the premium, if any, and accrued interest on, all the Debt Securities of that series to be due and payable immediately.

The Holders of a majority in principal amount of the Debt Securities of a particular series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree already rendered and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no proceeding had been taken.

In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or such Holder, then and in every such case the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken.

The foregoing Events of Default shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The Partnership shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (c), (d), (e), (f), (g) or (h), its status and what action the Partnership is taking or proposes to take with respect to the Event of Default.

SECTION 6.02 COLLECTION OF INDEBTEDNESS BY TRUSTEE, ETC.

If an Event of Default occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid or enforce the performance of any provision of the Debt Securities of the affected series or this Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Partnership or any other obligor upon the Debt Securities of such series (and collect in the manner provided by law out of the property of the Partnership or any other obligor upon the Debt Securities of such series wherever situated the moneys adjudged or decreed to be payable).

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Partnership or any other obligor upon the Debt Securities of any series under Title 11 of the

United States Code or any other Federal or State bankruptcy, insolvency or similar law, or in case a receiver, trustee or other similar official shall have been appointed for its property, or in case of any other similar judicial proceedings relative to the Partnership or any other obligor upon the Debt Securities of any series, its creditors or its property, the Trustee, irrespective of whether the principal of Debt Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest (or, if the Debt Securities of such series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Debt Securities of such series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith) and of the Holders thereof allowed in any such judicial proceedings relative to the Partnership, or any other obligor upon the Debt Securities of such series, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of such Holders and of the Trustee on their behalf, and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of such Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Holders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities, of any series, may be enforced by the Trustee without the possession of any such Debt Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment (except for any amounts payable to the Trustee pursuant to Section 7.06) shall be for the ratable benefit of the Holders of all the Debt Securities in respect of which such action was taken.

In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 6.03 APPLICATION OF MONEYS COLLECTED BY TRUSTEE.

Any moneys or other property collected by the Trustee pursuant to Section 6.02 with respect to Debt Securities of any series shall be applied, after giving effect to the provisions of Article 12, if applicable, in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys or other property, upon presentation of the several Debt Securities of such series in respect of which moneys or other property have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

First: To the payment of all money due the Trustee pursuant to Section 7.06;

Second: In case the principal of the Outstanding Debt Securities in respect of which such moneys have been collected shall not have become due, to the payment of interest on the Debt Securities of such series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

Third: In case the principal of the Outstanding Debt Securities in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debt Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series; and, in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Debt Securities of such series, then to the payment of such principal and premium, if any, and interest, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debt Security of such series over any Debt Security of such series, ratably to the aggregate of such principal and premium, if any, and interest; and

Fourth: The remainder, if any, shall be paid to the Partnership, its successors or assigns, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.03. At least 15 days before such record date, the Partnership shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.04 LIMITATION ON SUITS BY HOLDERS.

No Holder of any Debt Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to Debt Securities of that same series and of the continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request upon the Trustee to institute such action or proceedings in respect of such Event of Default in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the loss, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the Holder of every Debt Security with every other Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any Holders, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders. For the protection and enforcement of the provisions of this Section 6.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision in this Indenture, however, the right of any Holder of any Debt Security to receive payment of the principal of, and premium, if any, and (subject to Section 2.12) interest on, such Debt Security on or after the respective due dates expressed in such Debt Security, and to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.05 REMEDIES CUMULATIVE; DELAY OR OMISSION IN EXERCISE OF RIGHTS NOT A WAIVER OF DEFAULT.

All powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

SECTION 6.06 RIGHTS OF HOLDERS OF MAJORITY IN PRINCIPAL AMOUNT OF DEBT SECURITIES TO DIRECT TRUSTEE AND TO WAIVE DEFAULT.

The Holders of a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee shall by a Responsible Officer or officers determine that the action so directed would involve it in personal liability or would be prejudicial to Holders of Debt Securities of such series not taking part in such direction; and provided further, however, that nothing in this Indenture contained shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by such Holders. Prior to the acceleration of the maturity of the Debt Securities of any series, as provided in Section 6.01, the Holders of a majority in aggregate principal amount of the Debt Securities of that series at the time Outstanding may on behalf of the Holders of all the Debt Securities of that series waive any past Default or Event of Default and its consequences for that series specified in the terms thereof as contemplated by Section 2.03, except (i) a Default in the payment of the principal of, and premium, if any, or interest on, any of the Debt Securities and (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected thereby. In case of any such waiver, such Default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, and the Partnership, the Trustee and the Holders of the Debt Securities of that series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.07 TRUSTEE TO GIVE NOTICE OF DEFAULTS KNOWN TO IT, BUT MAY WITHHOLD SUCH NOTICE IN CERTAIN CIRCUMSTANCES.

The Trustee shall, within 90 days after the occurrence of a Default known to it with respect to a series of Debt Securities give to the Holders thereof, in the manner provided in Section 1.07, notice of all Defaults with respect to such series known to the Trustee, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of Default in the payment of the principal of, or premium, if any, or interest on, any of the Debt Securities of such series or in the making of any sinking fund payment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders thereof.

SECTION 6.08 REQUIREMENT OF AN UNDERTAKING TO PAY COSTS IN CERTAIN SUITS UNDER THIS INDENTURE OR AGAINST THE TRUSTEE.

All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit in the manner and to the extent provided in the Trust Indenture Act, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than twenty-five percent in principal amount of the Outstanding Debt Securities of that series or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Debt Security on or after the due date for such payment expressed in such Debt Security.

ARTICLE 7

CONCERNING THE TRUSTEE

SECTION 7.01 CERTAIN DUTIES AND RESPONSIBILITIES.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of the first paragraph of this Section 7.01;

(ii) prior to the occurrence of an Event of Default with respect to the Debt Securities of a series and after the curing or waiving of all Events of Default with respect to such series which may have occurred:

(a) the duties and obligations of the Trustee with respect to Debt Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to such series as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series shall be read into this Indenture against the Trustee; and

(b) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(iii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iv) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of that series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Debt Securities of such series.

None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 7.02 CERTAIN RIGHTS OF TRUSTEE.

Except as otherwise provided in Section 7.01:

(i) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) any request, direction, order or demand of the Partnership mentioned herein shall be sufficiently evidenced by an Issuer Order (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the General Partner;

(iii) the Trustee may consult with counsel of its own selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Debt Securities of any series pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the loss, expenses and liabilities which may be incurred therein or thereby;

(v) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(vi) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then outstanding Debt Securities of a series affected by such matter; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to it against such costs, expenses or liabilities as a condition to so proceeding; the Trustee shall be entitled to examine the books, records and premises of the Partnership, personally or by an agent or attorney at the sole cost of the Partnership and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(viii) if any property other than cash shall at any time be subject to a Lien in favor of the Holders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such Lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax Liens or other prior Liens or encumbrances thereon; and

(ix) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debt Securities and this Indenture; and

(x) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by the Trustee to act hereunder.

SECTION 7.03 TRUSTEE NOT LIABLE FOR RECITALS IN INDENTURE OR IN DEBT SECURITIES.

The recitals contained herein and in the Debt Securities (except the Trustee’s certificate of authentication) shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debt Securities and perform its obligations hereunder, and that the statements made by it or to be made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Partnership are true and accurate. The Trustee shall not be accountable for the use or application by the Partnership of any of the Debt Securities or of the proceeds thereof.

SECTION 7.04 TRUSTEE, PAYING AGENT OR REGISTRAR MAY OWN DEBT SECURITIES.

The Trustee or any paying agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and subject to the provisions of the Trust Indenture Act relating to conflicts of interest and preferential claims may otherwise deal with the Partnership with the same rights it would have if it were not Trustee, paying agent or Registrar; provided, however, that if the Trustee acquires any such conflicting interest and an Event of Default or Default has occurred and is continuing, the Trustee must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.

SECTION 7.05 MONEYS RECEIVED BY TRUSTEE TO BE HELD IN TRUST.

Subject to the provisions of Section 11.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time to the Partnership upon an Issuer Order.

SECTION 7.06 COMPENSATION AND REIMBURSEMENT.

The Partnership covenants and agrees to pay in Dollars to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided herein, the Partnership will pay or reimburse in Dollars the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advances as may arise from its negligence or bad faith. The Partnership also covenants to fully indemnify in Dollars the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense incurred without negligence or willful misconduct on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust or trusts hereunder, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Partnership under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. The Partnership and the Holders agree that such additional indebtedness shall be secured by a Lien prior to that of the Debt Securities upon all property and funds held or collected by the Trustee, as such, except funds held in trust for the payment of principal of, and premium, if any, or interest on, particular Debt Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency, reorganization or other similar law.

SECTION 7.07 RIGHT OF TRUSTEE TO RELY ON AN OFFICERS’ CERTIFICATE WHERE NO OTHER EVIDENCE SPECIFICALLY PRESCRIBED.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08 SEPARATE TRUSTEE; REPLACEMENT OF TRUSTEE.

The Partnership may, but need not, appoint a separate Trustee for any one or more series of Debt Securities. The Trustee may resign with respect to one or more or all series of Debt Securities at any time by giving notice to the Partnership. The Holders of a majority in principal amount of the Debt Securities of a particular series may remove the Trustee for such series and only such series by so notifying the Trustee and may appoint a successor Trustee. The Partnership shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Partnership or by the Holders of a majority in principal amount of the Debt Securities of a particular series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Partnership shall promptly appoint a successor Trustee. No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.08.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Partnership. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to

Holders of Debt Securities of each applicable series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee gives notice of resignation or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Debt Securities of any applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee for the Debt Securities of such series.

If the Trustee fails to comply with Section 7.10, any Holder of Debt Securities of any applicable series may petition at the expense of the Partnership any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Debt Securities of such series.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Partnership’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

In the case of the appointment hereunder of a separate or successor trustee with respect to the Debt Securities of one or more series, the Partnership, any retiring Trustee and each successor or separate Trustee with respect to the Debt Securities of any applicable series shall execute and deliver an Indenture supplemental hereto (i) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Debt Securities of any series as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (ii) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental Indenture shall constitute such Trustees co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000, as set forth in its most recent published annual report of condition. No obligor upon the Debt Securities of a particular series or Person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee upon the Debt Securities of such series. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act, this Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Partnership are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE PARTNERSHIP.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who had resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

SECTION 7.12 COMPLIANCE WITH TAX LAWS.

The Trustee hereby agrees to comply with all U.S. Federal income tax information reporting and withholding requirements applicable to it with respect to payments of premium (if any) and interest on the Debt Securities, whether acting as Trustee, Security Registrar, paying agent or otherwise with respect to the Debt Securities.

SECTION 7.13 TRUSTEE’S APPLICATION FOR INSTRUCTIONS FROM THE PARTNERSHIP.

Any application by the Trustee for written instructions from the Partnership may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three business days after the date any officer of the General Partner actually receives such application, unless such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

SECTION 8.01 EVIDENCE OF ACTION BY HOLDERS.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any or all series may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Section 5.02 or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

SECTION 8.02 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF DEBT SECURITIES.

Subject to the provisions of Sections 1.13, 7.01 and 7.02, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

The ownership of Registered Securities of any series shall be proved by the Debt Security Register or by a certificate of the Registrar for such series.

The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

SECTION 8.03 WHO MAY BE DEEMED OWNER OF DEBT SECURITIES.

Prior to due presentment for registration of transfer of any Registered Security, the Partnership, the Trustee, any paying agent and any Registrar may deem and treat the Person in whose name any Registered Security shall be registered upon the books of the Partnership as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.03) interest on such Registered Security and for all other purposes, and neither the Partnership nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Registered Security.

None of the Partnership, the Trustee, any paying agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 8.04 INSTRUMENTS EXECUTED BY HOLDERS BIND FUTURE HOLDERS.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action and subject to the following paragraph, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office of the Trustee and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Security issued upon transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities. Any action taken by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action shall be conclusively binding upon the Partnership, the Trustee and the Holders of all the Debt Securities of such series.

The Partnership may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Registered Securities entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders of Registered Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of Registered Securities after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the written consent of the Holders of the percentage in aggregate principal amount of the Debt Securities of such series specified in this Indenture shall have been received within such 120-day period.

ARTICLE 9

SUPPLEMENTAL INDENTURES

SECTION 9.01 PURPOSES FOR WHICH SUPPLEMENTAL INDENTURE MAY BE ENTERED INTO WITHOUT CONSENT OF HOLDERS.

The Partnership, when authorized by Board Resolutions, and the Trustee may from time to time and at any time, without the consent of Holders, enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to cure any ambiguity, defect, omission, error or inconsistency contained herein, in any supplemental Indenture or in the Debt Securities of such series;

(b) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; provided, however, that the uncertificated Debt Securities are issued in registered form for purposes of Section 163(f) of the Code of 1986, as amended from time to time, or in a manner such that the uncertificated Debt Securities are described in Section 163(f)(2)(B) of the Code;

(c) to evidence succession, or to provide for the assumption of the Partnership’s obligations to Holders, pursuant to Article 10;

(d) in the case of any Debt Securities subordinated pursuant to Article 12, to make any change in Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 12;

(e) to add guarantees with respect to any or all of the Debt Securities or to secure any or all of the Debt Securities, or any guarantees with respect thereto, in each case in accordance with the provisions of this Indenture or any supplemental indenture;

(f) to make any changes that would provide any additional rights or benefits to the Holders of the Debt Securities or that do not, taken as a whole, adversely affect the legal rights hereunder of any Holder;

(g) to comply with the requirements of the Commission to permit the qualification of this Indenture or any Indenture supplemental hereto under the Trust Indenture Act as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any Indenture supplemental hereto of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

(h) to evidence and provide for the acceptance of appointment hereunder by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(i) to add any additional Events of Default; and

(j) to release any guarantee or security with respect to any or all of the Debt Securities, or any guarantees with respect thereto, in each case in accordance with this Indenture or any supplemental Indenture.

The Trustee is hereby authorized to join with the Partnership in the execution of any such supplemental Indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental Indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental Indenture authorized by the provisions of this Section 9.01 may be executed by the Partnership and the Trustee without the consent of the Holders of any of the Debt Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

In the case of Debt Securities subordinated pursuant to Article 12, an amendment under this Section 9.01 may not make any change that adversely affects the rights under Article 12 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

After an amendment under this Section 9.01 becomes effective, the Partnership shall mail to Holders of Debt Securities of each series affected thereby a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02 MODIFICATION OF INDENTURE WITH CONSENT OF HOLDERS OF DEBT SECURITIES.

Without notice to any Holder but with the consent (evidenced as provided in Section 8.01) of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such supplemental Indenture, the Partnership, when authorized by Board Resolutions, and the Trustee may from time to time and at any time enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of such series; provided, that no such supplemental Indenture, without the consent of the Holders of each Debt Security so affected, shall (i) reduce the percentage in principal amount of Debt Securities of any series whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the Stated Maturity of any Debt Security; (iii) reduce or waive the premium payable upon the redemption of any Debt Security or alter or waive any provisions by which any Debt Security may or shall be redeemed in accordance with Article 3; (iv) reduce the rate of or change the time for payment of interest on any Debt Security; (v) waive a Default or an Event of Default in the payment of principal of, or premium, if any, with respect to a Debt Security except for a rescission of an acceleration of such Debt Securities by the Holders of at least a majority in aggregate principal amount of such Debt Securities and a waiver of the payment default that resulted from such acceleration; (vi) release any security that may have been granted in respect of the Debt Securities; (vii) make any Debt Security payable in Currency other than that stated in the Debt Security; (viii) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Debt Securities; (ix) waive a redemption payment with respect to any Debt Security other than as required by a covenant set forth in the applicable supplemental Indenture; (x) except as otherwise permitted under this Indenture or any supplemental indenture, with respect to Debt Securities that are guaranteed, release any guarantor from its obligations under this Indenture or any supplemental Indenture or under its guarantee or change any guarantee in any manner that would adversely affect the rights of Holders of such Debt Securities; (xi) in the case of any Debt Security subordinated pursuant to Article 12, make any change in Article 12 that adversely affects the rights of any Holder under Article 12; or (xii) make any change in Section 6.06 or this Section 9.02.

A supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of one or more particular series of Debt Securities or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

Upon the request of the Partnership, accompanied by copies of Board Resolutions authorizing the execution of any such supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Partnership in the execution of such supplemental Indenture unless such supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

In the case of any Debt Securities subordinated pursuant to Article 12, an amendment under this Section 9.02 may not make any change that adversely affects the rights under Article 12 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

After an amendment under this Section 9.02 becomes effective, the Partnership shall mail to Holders of Debt Securities of each series affected thereby a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03 EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental Indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Partnership and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental Indenture complies with the provisions of this Article 9.

SECTION 9.04 DEBT SECURITIES MAY BEAR NOTATION OF CHANGES BY SUPPLEMENTAL INDENTURES.

Debt Securities of any series authenticated and delivered after the execution of any supplemental Indenture pursuant to the provisions of this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental Indenture. New Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental Indenture may be prepared and executed by the Partnership, authenticated by the Trustee and delivered in exchange for the Debt Securities of such series then outstanding. Failure to make the appropriate notation or to issue a new Debt Security of such series shall not affect the validity of such amendment.

ARTICLE 10

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 10.01 CONSOLIDATIONS AND MERGERS OF THE PARTNERSHIP.

The Partnership may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Partnership is the survivor); or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(1) either (i) the Partnership is the surviving entity of such transaction or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the “SUCCESSOR COMPANY”) is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Successor Company assumes all the obligations of the Partnership under the Debt Securities and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Partnership has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental Indenture is required, such supplemental Indenture complies with this Indenture and all conditions precedent therein relating to such transaction have been satisfied.

SECTION 10.02 RIGHTS AND DUTIES OF SUCCESSOR COMPANY.

In case of any consolidation or merger, or conveyance or transfer of the assets of the Partnership as an entirety or virtually as an entirety in accordance with Section 10.01, the Successor Company shall succeed to and be substituted for the Partnership, with the same effect as if it had been named herein as the party of the first part, and the Partnership shall be released from all liabilities and obligations, and relieved of any further obligation, under this Indenture and the Debt Securities. The Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Partnership, any or all the Debt Securities issuable hereunder which theretofore shall not have been signed by the Partnership and delivered to the Trustee; and, upon the order of the Successor Company, instead of the Partnership, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debt Securities which previously shall have been signed and delivered by the officers of the Partnership to the Trustee for authentication, and any Debt Securities which the Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Debt Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Debt Securities appertaining thereto thereafter to be issued as may be appropriate.

ARTICLE 11

SATISFACTION AND DISCHARGE OF INDENTURE;

UNCLAIMED MONEYS; DEFEASANCE

SECTION 11.01 APPLICABILITY OF ARTICLE.

The provisions of this Article 11 relating to the defeasance of Debt Securities shall be applicable to each series of Debt Securities except as otherwise specified pursuant to Section 2.03 for Debt Securities of such series.

SECTION 11.02 SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE.

(a) If at any time the Partnership shall have delivered to the Trustee for cancellation all Debt Securities of any series theretofore authenticated and delivered (other than any Debt Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Partnership as provided in Section 11.05) or all Debt Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Partnership shall deposit with the Trustee as trust funds the entire amount in cash sufficient to pay at maturity or upon redemption all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case the Partnership shall also pay or cause to be paid all other sums payable hereunder by the Partnership, then this Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for) with respect to the Debt Securities of such series, and the Trustee, on demand of the Partnership accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Partnership, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

(b) Subject to Sections 11.02(c) and 11.07, the Partnership at any time may terminate, with respect to Debt Securities of a particular series, all its obligations under the Debt Securities of such series and this Indenture with respect to the Debt Securities of such series (“LEGAL DEFEASANCE OPTION”) or the operation of Sections 6.01(d), (e) and (h) (“COVENANT DEFEASANCE OPTION”). If the Partnership exercises its legal defeasance option, the guarantee of any obligor will terminate with respect to that series of Debt Securities. The Partnership may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Partnership exercises its legal defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default. If the Partnership exercises its covenant defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default specified in Sections 6.01(d), (e) and (h) (except to the extent covenants or agreements reference in such Sections remain applicable.

Upon satisfaction of the conditions set forth herein and upon request of the Partnership, the Trustee shall acknowledge in writing the discharge of those obligations that the Partnership terminates.

(c) Notwithstanding the provisions of clauses (a) and (b) above, the Partnership’s obligations in Sections 2.07, 2.09, 4.02, 4.04, 5.01, 7.06, 7.10, 11.05, 11.06, and 11.07 shall survive until the Debt Securities of the defeased series have been paid in full. Thereafter, the Partnership’s obligations in Sections 7.06, 11.05 and 11.06 shall survive.

SECTION 11.03 CONDITIONS OF DEFEASANCE.

The Partnership may exercise its legal defeasance option or its covenant defeasance option with respect to Debt Securities of a particular series only if:

(a) the Partnership irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium, if any, and interest on, the Debt Securities of such series to maturity or redemption, as the case may be;

(b) the Partnership delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium and interest when due on all the Debt Securities of such series to maturity or redemption, as the case may be;

(c) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(f) or (g) with respect to the Partnership occurs which is continuing at the end of the period;

(d) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) the deposit does not constitute a default under any other agreement binding on the Partnership and, if the Debt Securities of such series are subordinated pursuant to Article 12, is not prohibited by Article 12;

(f) the Partnership delivers to the Trustee an Opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g) in the event of the legal defeasance option, the Partnership shall have delivered to the Trustee an Opinion of Counsel stating that the Partnership has received from the Internal Revenue Service a ruling, or since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case of the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(h) in the event of the covenant defeasance option, the Partnership shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same a manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(i) the Partnership delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by this Article 11 have been complied with.

Before or after a deposit, the Partnership may make arrangement satisfactory to the Trustee for the redemption of Debt Securities of such series at a future date in accordance with Article 3.

SECTION 11.04 APPLICATION OF TRUST MONEY.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 11. It shall apply the deposited money and the money from U.S. Government Obligations through any paying agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Debt Securities of the defeased series. In the event the Debt Securities of the defeased series are subordinated pursuant to Article 12, money and securities so held in trust are not subject to Article 12.

SECTION 11.05 REPAYMENT TO THE PARTNERSHIP.

The Trustee and any paying agent shall promptly turn over to the Partnership upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and any paying agent shall pay to the Partnership upon request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years, and, thereafter, Holders entitled to such money must look to the Partnership for payment as general creditors.

SECTION 11.06 INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS.

The Partnership shall pay and shall indemnify the Trustee and the Holders against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 11.07 Reinstatement.

If the Trustee or any paying agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 11 by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Partnership’s obligations under this Indenture and the Debt Securities of the defeased series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 11 until such time as the Trustee or any paying agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 11.

ARTICLE 12

SUBORDINATION OF DEBT SECURITIES

SECTION 12.01 APPLICABILITY OF ARTICLE; AGREEMENT TO SUBORDINATE.

The provisions of this Article 12 shall only be applicable to the Debt Securities of any series (Debt Securities of such series referred to in this Article 12 as “SUBORDINATED DEBT SECURITIES”) designated, pursuant to Section 2.03, as subordinated to Senior Indebtedness and any related guarantee of such Subordinated Debt Securities. Each Holder by accepting a Subordinated Debt Security agrees that the Debt evidenced by such Subordinated Debt Security and any related guarantee of such Subordinated Debt Security is subordinated in right of payment, to the extent that in the manner provided in this Article 12, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. All provisions of this Article 12 shall be subject to Section 12.12.

SECTION 12.02 LIQUIDATION, DISSOLUTION, BANKRUPTCY.

Upon any payment or distribution of the assets of the Partnership or any Subsidiary of the Partnership which has guaranteed a Debt Security, as the case may be, to creditors upon a total or partial liquidation or a total or partial dissolution of the Partnership or such Subsidiary, as the case may be, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Partnership or such Subsidiary, as the case may be, or their respective property:

(i) holders of Senior Indebtedness of the Partnership or any such Subsidiary, as the case may be, shall be entitled to receive payment in full in cash of such Senior Indebtedness of such Person (including interest (if any), accruing on or after the commencement of a proceeding in bankruptcy, whether or not allowed as a claim against the Partnership or such Subsidiary, as the case may be, in such bankruptcy proceeding) before Holders of Subordinated Debt Securities and any related guarantee of such Subsidiary shall be entitled to receive any payment of principal of, or premium, if any, or interest on, the Subordinated Debt Securities from the Partnership, or any payment in respect of any guarantee from the Subsidiary; and

(ii) until the Senior Indebtedness of the Partnership or such Subsidiary, as the case may be, is paid in full, any distribution to which Holders of Subordinated Debt Securities and any related guarantee of such Subsidiary would be entitled but for this Article 12 shall be made to holders of Senior Indebtedness of the Partnership or such Subsidiary, as the case may be, as their interests may appear, except that such Holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness of the Partnership or such Subsidiary, as the case may be, to at least the same extent as the Subordinated Debt Securities of the Partnership or the related guarantee of such Subsidiary, respectively.

SECTION 12.03 DEFAULT OF SENIOR INDEBTEDNESS.

The Partnership and any Subsidiary of the Partnership which has guaranteed any Debt Security may not pay the principal of, or premium, if any, or interest on, the Subordinated Debt Securities or any related guarantee of such Subsidiary or make any deposit pursuant to Article 11 and may not repurchase, redeem or otherwise retire (except, in the case of Subordinated Debt Securities that provide for a mandatory sinking fund pursuant to Section 3.05, by the delivery of Subordinated Debt Securities by the Partnership to the Trustee pursuant to the first paragraph of Section 3.05) any Subordinated Debt Securities (collectively, “PAY THE SUBORDINATED DEBT SECURITIES”) if any principal, premium or interest in respect of Senior Indebtedness of such Person is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness of such Person occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash; provided, however, that the Partnership and such Subsidiary may make payments on the Subordinated Debt Securities or any related guarantee of such Subsidiary without regard to the foregoing if the Partnership and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness. During the continuance of any default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Partnership and any Subsidiary of the Partnership which has guaranteed a Debt Security may not make payments on the Subordinated Debt Securities or any related guarantee of such Subsidiary for a period (a “PAYMENT BLOCKAGE PERIOD”) commencing upon the receipt by the Partnership and the Trustee (and if such Designated Senior Indebtedness is debt of such a Subsidiary, such Subsidiary) of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (“BLOCKAGE NOTICE”) and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated by written notice to the Trustee and the Partnership (and if such Designated Senior Indebtedness is Debt of such a Subsidiary, such Subsidiary) from the Person or Persons who gave such Blockage Notice, by repayment in full in cash of such Designated Senior Indebtedness or because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 12.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Partnership and any Subsidiary of the Partnership which has guaranteed a Debt Security may resume payments on the Subordinated Debt Securities and related guarantees of such Subsidiary after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period, unless otherwise specified pursuant to Section 2.03 for the Subordinated Debt Securities of a series; provided, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 12.03, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 12.04 ACCELERATION OF PAYMENT OF DEBT SECURITIES.

If payment of the Subordinated Debt Securities is accelerated because of an Event of Default, the Partnership shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.

SECTION 12.05 WHEN DISTRIBUTION MUST BE PAID OVER.

If a distribution is made to Holders of Subordinated Debt Securities or a related guarantee of a Subsidiary of the Partnership that because of this Article 12 should not have been made to them, the Holders who receive such distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

SECTION 12.06 SUBROGATION.

After all Senior Indebtedness is paid in full and until the Subordinated Debt Securities are paid in full, Holders thereof shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 12 to holders of a Senior Indebtedness which otherwise would have been made to Holders of Subordinated Debt Securities is not, as between the Partnership or any Subsidiary of the Partnership which has guaranteed a Debt Security, as the case may be, and such Holders, a payment by the Partnership or such Subsidiary, as the case may be, on Senior Indebtedness.

SECTION 12.07 RELATIVE RIGHTS.

This Article 12 defines the relative rights of Holders of Subordinated Debt Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

(i) impair, as between the Partnership or any Subsidiary of the Partnership which has guaranteed a Debt Security, as the case may be, and Holders of either Subordinated Debt Securities or Debt Securities, the obligation of the Partnership or such Subsidiary, as the case may be, which is absolute and unconditional, to pay principal of, and premium, if any, and interest on, the Subordinated Debt Securities and the Debt Securities in accordance with their terms; or

(ii) prevent the Trustee or any Holder of either Subordinated Debt Securities or Debt Securities from exercising its respective available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders of Subordinated Debt Securities.

SECTION 12.08 SUBORDINATION MAY NOT BE IMPAIRED BY PARTNERSHIP.

No right of any holder of Senior Indebtedness to enforce the subordination of the Debt evidenced by the Subordinated Debt Securities and any guarantee in respect thereof shall be impaired by any act or failure to act by the Partnership or any Subsidiary of the Partnership which has guaranteed a Debt Security or by its failure to comply with this Indenture.

SECTION 12.09 RIGHTS OF TRUSTEE AND PAYING AGENT.

Notwithstanding Section 12.03, the Trustee or any paying agent may continue to make payments on Subordinated Debt Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a responsible officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 12. The Partnership, the Registrar, any paying agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice on behalf of the Holders of the Senior Indebtedness of that issue.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and any paying agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

SECTION 12.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

SECTION 12.11 ARTICLE 12 NOT TO PREVENT DEFAULTS OR LIMIT RIGHT TO ACCELERATE.

The failure to make a payment pursuant to the Subordinated Debt Securities, whether directly or pursuant to any Guarantee therefor, by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of either the Subordinated Debt Securities or the Debt Securities, as the case may be.

SECTION 12.12 TRUST MONEYS NOT SUBORDINATED.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 11 by the Trustee for the payment of principal of, and premium, if any, and interest on, the Subordinated Debt Securities or the Debt Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 12, and none of the Holders thereof shall be obligated to pay over any such amount to the Partnership, any Subsidiary of the Partnership which has guaranteed a Debt Security or any holder of Senior Indebtedness of the Partnership or such Subsidiary or any other creditor of the Partnership or such Subsidiary.

SECTION 12.13 TRUSTEE ENTITLED TO RELY.

Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to such Holders or upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Debt of the Partnership or any Subsidiary of the Partnership which has guaranteed a Debt Security, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

SECTION 12.14 TRUSTEE TO EFFECTUATE SUBORDINATION.

Each Holder by accepting a Subordinated Debt Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Subordinated Debt Securities and the holders of Senior Indebtedness as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 12.15 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Subordinated Debt Securities or the Partnership or any Subsidiary of the Partnership which has guaranteed a Debt Security or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

SECTION 12.16 RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS.

Each Holder by accepting a Subordinated Debt Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Debt Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed as of the date first written above.

NUSTAR PIPELINE OPERATING PARTNERSHIP, L.P.

By:
Name:
Title:

By:
Name:
Title: